Exhibit 99.2

Outdoor Channel Agrees to be Acquired by Kroenke Sports & Entertainment

TEMECULA, Calif., March 12, 2013 (GLOBE NEWSWIRE)—Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) (the “Company” or “Outdoor Channel”) today announced that it entered into a definitive merger agreement (the “KSE Agreement”) with Kroenke Sports & Entertainment, LLC (“KSE”) pursuant to which KSE will acquire all of the outstanding shares of common stock of Outdoor Channel in an all-cash transaction at a price of $8.75 per share. This per share price represents a premium of approximately 15.9% to Outdoor Channel’s closing stock price on March 1, 2013, which was the last trading day prior to the public disclosure of the KSE proposal, and approximately 21.7% to Outdoor Channel’s closing stock price on November 15, 2012, which was the last trading day prior to Outdoor Channel’s announcement that it had entered into a definitive merger agreement (the “InterMedia Agreement”) with InterMedia Outdoors Holdings, LLC (“InterMedia”).

“Our board of directors has unanimously determined that the proposed all-cash merger with KSE offers superior value for our stockholders,” said Tom Hornish, Outdoor Channel’s President and Chief Executive Officer. “We are pleased that Kroenke Sports & Entertainment has agreed to purchase Outdoor Channel.”

As previously announced, KSE submitted its binding offer to acquire Outdoor Channel and on March 6, 2013, Outdoor Channel notified InterMedia of its intention to terminate the InterMedia Agreement (subject to InterMedia’s right, pursuant to the InterMedia Agreement, to propose, within four business days of such notice, changes to the terms of the InterMedia Agreement so that the KSE proposal would no longer constitute a Superior Proposal (as defined in the InterMedia Agreement)). Following the expiration of this four business-day period, the Outdoor Channel board determined that the KSE proposal continued to constitute a Superior Proposal and, as a result, immediately prior to entering into the KSE Agreement, Outdoor Channel terminated the InterMedia Agreement. In accordance with the terms of the InterMedia Agreement, Outdoor Channel paid InterMedia Outdoors Holdings, LLC a $6.5 million termination fee.

The transaction, which is expected to be completed in the second quarter of 2013, is subject to the satisfaction of customary closing conditions, including the receipt of requisite regulatory approvals and adoption of the KSE Agreement by Outdoor Channel’s stockholders. Outdoor Channel’s largest stockholders, Perry T. Massie, Thomas H. Massie and their affiliated entities and Outdoor Channel’s directors and executive officers, who currently represent a combined ownership of approximately 41% of the Company, each have agreed to vote in favor of the transaction, subject to certain exceptions.

The special meeting of stockholders of Outdoor Channel to adopt the InterMedia Agreement, which was originally scheduled for March 13, 2013, and which the Company announced it intended to adjourn to March 22, 2013, has been cancelled.

Lazard is serving as exclusive financial advisor to Outdoor Channel in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is legal advisor to Outdoor Channel in connection with the transaction. Allen & Company LLC is serving as exclusive financial advisor to KSE in connection with the transaction. Wachtell, Lipton, Rosen & Katz is legal advisor to KSE in connection with the transaction.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm, Inc. Nielsen estimated that Outdoor Channel had approximately 39.1 million cable, satellite and telco subscribers for March 2013. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. The Company also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football.

About KSE

Denver-based Kroenke Sports & Entertainment is one of the world’s leading ownership, entertainment and management groups. As owners and operators of Pepsi Center, the Paramount Theatre, Dick’s Sporting Goods Park, the Colorado Avalanche (NHL), Denver Nuggets (NBA), Colorado Mammoth (NLL) and Colorado Rapids (MLS), KSE’s sports and entertainment assets are second to none. Additional properties under KSE’s umbrella include Altitude Sports & Entertainment, a 24-hour regional television network; Altitude Authentics, the company’s official retail provider; and TicketHorse, the official ticketing provider for KSE teams and venues.

Safe Harbor Statement

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in the Company’s current and periodic reporting filed with the U.S. Securities and Exchange Commission (the “SEC”) could affect the future results of the Company and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of Company stockholders to adopt the KSE Agreement;

•	the risk that the other conditions to closing of the merger may not be satisfied;

•	the merger may involve unexpected costs, liabilities or delays;

•	risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the business of the Company may suffer as a result of uncertainty surrounding the merger;

•	the risk that the merger may not be consummated by the expected closing date of the merger or at all;

•	litigation in respect of the merger; and

•	disruption from the merger making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel plans to file with the SEC and furnish to its stockholders a proxy statement. The proxy statement will contain important information about the proposed transaction and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN AS THEY ARE MADE AVAILABLE TO OUTDOOR CHANNEL STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement when made available and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement when made available and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. When made available, a description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel will be set forth in the proxy statement and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10-K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

CONTACT: For Outdoor Channel:

Tom Allen

Executive Vice President, Chief Operating Officer/

Chief Financial Officer

800-770-5750

tallen@outdoorchannel.com

Investors:

Chris Plunkett

Brainerd Communicators, Inc.

212-986-6667

plunkett@braincomm.com

Media:

Nancy Zakhary

Brainerd Communicators, Inc.

212-986-6667

nancy@braincomm.com

For KSE:

T. Collins

Vice President, Communications

(303) 405-1352

tcollins@pepsicenter.com